Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3) of NaPro BioTherapeutics, Inc. for the registration of 1,500,000 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 2002, with respect to the consolidated financial statements of NaPro BioTherapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Denver, Colorado

April 30, 2002